UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2023

BYTE ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40222	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 Park Avenue, 9th Floor New York, NY		10022
(Address of principal executive offices)		(Zip Code)

  (917) 969-9250
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001, and one-half of one redeemable warrant	BYTSU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	BYTS	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	BYTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 8.01 Other Events.

As previously disclosed, in connection with the approval by the shareholders of BYTE Acquisition Corp. (the “Company”) of amendments to the Company’s Amended and Restated Memorandum and Articles of Association to extend the date by which the Company must complete its initial business combination, the holders of 30,006,034 of the Company’s Class A ordinary shares (the “Redeeming Shareholders”) properly exercised their right to redeem their shares for cash, and such Redeeming Shareholders were paid approximately $10.20 per share properly redeemed. Due to a third-party administrative error in the calculation of accrued interest earned on the trust account, it was later determined that the Redeeming Shareholders were entitled to a redemption payment of approximately $10.22 per share instead of approximately $10.20 per share. Accordingly, the trustee of the trust account, Continental Stock Transfer & Trust Company (“CST”), will promptly make an additional redemption payment to the Redeeming Shareholders of approximately $0.02 per share. Anyone with questions about the contents of this report can reach out to CST at spacredemptions@continentalstock.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYTE ACQUISITION CORP.

By:	/s/ Sam Gloor
	Name:	Sam Gloor
	Title:	Chief Executive Officer and Chief Financial Officer

Date: May 15, 2023